FORM 8-K/A

                           AMENDMENT NO. 1 TO FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                             -----------------------


                                 CURRENT REPORT

                        Pursuant to Section 13 or 15 (d)
                   of the Securities and Exchange Act of 1934


                             ----------------------

                              Dated: August 1, 1996




                            Employee Solutions, Inc.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



     Arizona                          0-22600                  86-0676898
--------------------------------------------------------------------------------
(State or other jurisdiction        (Commission              (I.R.S. Employer
    of incorporation)               File Number)             Identification No.)



           2929 East Camelback Road, Suite 220, Phoenix, Arizona 85016
--------------------------------------------------------------------------------
(Address of principal executive offices)                              (Zip Code)


        Registrant's telephone number, including area code (602) 955-5556

         Effective August 1, 1996, Employee Solutions, Inc. ("ESI") acquired substantially all of the assets of Cleveland, Ohio-based Leaseway Personnel Corporation and Leaseway Administrative Personnel, Inc. (collectively, "Leaseway"). Leaseway leases both permanent and temporary employees to its client base consisting primarily of private carriage fleets, select common carriers, and contract carriers. Leaseway provides permanent and temporary truck drivers, as well as non-driver employees, including warehouse workers, mechanics, dispatchers, and administrative personnel.

         The purchase price was approximately $24 million, paid in cash. The purchase price was determined on the basis of five times Leaseway's adjusted pretax income for the year ended December 31, 1995. Adjustments were made to the audited pretax income for the year ended December 31, 1995 in accordance with the purchase agreement to reduce corporate overhead expense allocated to Leaseway by its parent company during such period to an amount that approximated direct administrative expenses. Giving effect to such adjustment, Leaseway's adjusted pretax income for the period ended December 31, 1995 was approximately $4.8 million, which served as the basis for the purchase price. ESI also recorded liabilities of approximately $1.8 million in connection with the acquisition.

         The acquisition was reported on a Report on Form 8-K dated August 1, 1996 and filed with the Securities and Exchange Commission on August 13, 1996.

         ESI hereby amends Item 7(a) and Item 7(b) of its Report on Form 8-K dated August 1, 1996 as follows:


ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS.

                  (a) Financial Statements:

                  Attached are the  financial  statements  required  pursuant to
                      Item 7(a).

                  (b) Pro Forma Financial Information:

                  Attached  is the  pro  forma  financial  information  required pursuant to Item 7(b).


                  (c) Exhibits

                  See Exhibit Index attached hereto.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                     EMPLOYEE SOLUTIONS, INC.


                                                     By: /s/ Marvin D. Brody
                                                         -----------------------
                                                        Marvin D. Brody,
                                                        Chief Executive Officer

Date: October 10, 1996

                                  EXHIBIT INDEX


    Exhibit No.                         Description of Exhibit
-------------------         ----------------------------------------------

2.1 Asset Purchase Agreement dated July 5, 1996 by and among Leaseway Transportation Corp.,
                            Leaseway Personnel Corp.,
                            Leaseway Administrative
                            Personnel, Inc. and Employee
                            Solutions, Inc. (previously filed)

2.2                         First Amendment to Asset
                            Purchase Agreement dated
                            August 1, 1996 by and among
                            Leaseway Transportation Corp.,
                            Leaseway Personnel Corp.,
                            Leaseway Administrative
                            Personnel, Inc., Employee
                            Solutions, Inc. and Logistics
                            Personnel Corp. (previously filed)

10.1                        Loan Agreement dated August 1,
                            1996 by and between Employee
                            Solutions, Inc. and Bank One
                            Arizona, NA (previously filed)

10.2                        Secured Promissory Note dated
                            August 1, 1996 payable by
                            Employee Solutions, Inc. to Bank
                            One Arizona, NA (previously
                            filed)

10.3                        Security Agreement dated August
                            1, 1996 between Bank One
                            Arizona, Inc. and Employee
                            Solutions, Inc. and certain of its
                            subsidiaries (previously filed)

23.1                        Consent of Deloitte & Touche
                            LLP (filed herewith)

                            LEASEWAY PERSONNEL CORP.
                                       AND
                             LEASEWAY ADMINISTRATIVE
                                 PERSONNEL, INC.


          (Wholly Owned Subsidiaries of Leaseway Transportation Corp.)



--------------------------------------------------------------------------------



                          Combined Financial Statements


--------------------------------------------------------------------------------



                             Combined Balance Sheets
                        As of December 31, 1995 and 1994


--------------------------------------------------------------------------------



                         Combined Statements of Earnings
                                       and
                        Combined Statements of Cash Flows
              For the Years Ended December 31, 1995, 1994 and 1993


--------------------------------------------------------------------------------


                Including Notes to Combined Financial Statements

                       [DELOITTE & TOUCHE LLP LETTERHEAD]


INDEPENDENT AUDITORS' REPORT

To the Shareholder of Leaseway Personnel Corp. and
Leaseway Administrative Personnel, Inc.

We have audited the accompanying combined balance sheets of Leaseway Personnel Corp. and Leaseway Administrative Personnel, Inc. (collectively, the Companies)(wholly-owned subsidiaries of Leaseway Transportation Corp.) as of December 31, 1995 and 1994, and the related combined statements of earnings and of cash flows for each of the three years in the period ended December 31, 1995. These companies are under common ownership and common management. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such combined financial statements present fairly, in all material respects, the financial position of the Companies as of December 31, 1995 and 1994, as the results of their operations and their cash flows for each of the three years in the period ended December 31, 1995 in conformity with generally accepted accounting principles.


/s/ Deloitte & Touche LLP

Cleveland, Ohio
September 24, 1996

                            LEASEWAY PERSONNEL CORP.
                                       and
                     LEASEWAY ADMINISTRATIVE PERSONNEL, INC.
          (Wholly-owned Subsidiaries of Leaseway Transportation Corp.)

                         COMBINED STATEMENTS OF EARNINGS
       For the Years Ended December 31, 1995, 1994 and 1993 (in thousands)



                                              1995       1994       1993


Personnel services revenue                  $ 98,390   $100,714   $ 96,892

Cost of personnel services                    88,678     91,576     90,021
                                            --------   --------   --------
Gross profit                                   9,712      9,138      6,871


General and administrative expenses            4,617      4,081      3,907
                                            --------   --------   --------
Contribution before corporate allocations      5,095      5,057      2,964


Corporate allocations                          1,464      1,694      1,827
                                            --------   --------   --------
Earnings before income taxes                   3,631      3,363      1,137

Provision for income taxes                     1,389      1,289        458
                                            --------   --------   --------
Net earnings                                $  2,242   $  2,074   $    679
                                            ========   ========   ========

                  The accompanying Notes to Combined Financial
              Statements are an integral part of these statements.

                            LEASEWAY PERSONNEL CORP.
                                       and
                     LEASEWAY ADMINISTRATIVE PERSONNEL, INC.
          (Wholly-owned Subsidiaries of Leaseway Transportation Corp.)

                             COMBINED BALANCE SHEETS

                 As of December 31, 1995 and 1994 (in thousands)



                                                              1995      1994


                                     ASSETS

  Cash                                                     $    307   $    200

  Accounts receivable:
              Trade and other, less allowance of              8,769      8,791
                $130 and $84

              Affiliates                                      1,804          -

  Goodwill, less accumulated amortization of                  1,634      1,726
                $866 and $774


  Property, equipment and other assets, net
              of accumulated depreciation                        35         76
                                                           --------   --------
              Total Assets                                 $ 12,549   $ 10,793
                                                           ========   ========



                      LIABILITIES AND SHAREHOLDER'S EQUITY

  Accounts payable:
              Trade and other                              $    878   $  1,002

              Affiliates                                                   253

  Accrued compensation                                        1,477      1,562

  Other accrued liabilities                                   2,387      2,411
                                                           --------   --------
      Total liabilities                                       4,742      5,228
                                                           --------   --------


  Shareholder's Equity:

  Common Stock                                                    1          1
  Additional paid-in capital                                  7,521      7,521
  Retained earnings (deficit)                                   285     (1,957)
                                                           --------   --------
  Shareholder's equity                                        7,807      5,565
                                                           --------   --------
              Total Liabilities and Shareholder's Equity   $ 12,549   $ 10,793
                                                           ========   ========


                  The accompanying Notes to Combined Financial
              Statements are an integral part of these statements.

                            LEASEWAY PERSONNEL CORP.
                                       and
                     LEASEWAY ADMINISTRATIVE PERSONNEL, INC.
          (Wholly-owned Subsidiaries of Leaseway Transportation Corp.)

                        COMBINED STATEMENTS OF CASH FLOWS

       For the Years Ended December 31, 1995, 1994 and 1993 (in thousands)

                                                                             1995       1994       1993
Cash flows provided by (used in) operations:

Net earnings                                                              $ 2,242    $ 2,074    $   679

  Operations charges (credits) not using (providing) operations cash flows:

            Depreciation and amortization, net of gains                       114        138        133

  (Increase) decrease in:

            Accounts receivable-trade and other                                22       (811)     1,328
            Accounts receivable-affiliates                                 (1,804)
            Other assets                                                       19         (9)       (36)

  Increase (decrease) in:

            Accounts payable-trade and other                                 (124)        (6)      (410)
            Accounts payable-affiliates                                      (253)    (1,704)    (1,957)
            Accrued compensation                                              (85)       133         33
            Other liabilities                                                 (24)       347        226
                                                                          -------    -------    -------

Cash flows provided by (used in) operations                                   107        162         (4)
Cash, beginning of year                                                       200         38         42
                                                                          -------    -------    -------
Cash, end of year                                                         $   307    $   200    $    38
                                                                          =======    =======    =======

                  The accompanying Notes to Combined Financial
              Statements are an integral part of these statements.

                            LEASEWAY PERSONNEL CORP.
                                      and
                    LEASEWAY ADMINISTRATIVE PERSONNEL, INC.
          (Wholly-owned Subsidiaries of Leaseway Transportation Corp.)
                   NOTES TO COMBINED FINANCIAL STATEMENTS
              For the Years Ended December 31, 1995, 1994 and 1993
              ----------------------------------------------------


1.       Organization and Basis of Presentation

         Leaseway Personnel Corp. and Leaseway Administrative Personnel, Inc. (collectively, "the Companies") are wholly-owned subsidiaries of Leaseway Transportation Corp. ("Leaseway"). Leaseway Personnel Corp. ("the Company") provides an array of workforce administration services under lease contracts with its customers. Since January 1, 1995, Leaseway Administrative Personnel Inc. ("LAP") has been dedicated to employing most management, supervisory and staff personnel who conduct the Company's business. The accompanying combined financial statements include the accounts of the Company and LAP. Prior to 1995, LAP did not have any significant business activities, assets or liabilities.

         On December 1, 1992 Leaseway and virtually all of its subsidiaries, including the Companies (the "Debtors"), filed separate voluntary petitions for protection from creditors under Chapter 11 of the United States Bankruptcy Code in the Bankruptcy Court for the Southern District of New York. On September 30, 1993 the Debtors emerged from protection under Chapter 11 pursuant to a confirmed plan of reorganization. Under this plan of reorganization all Debtors share joint and several liability for settlement of prepetition claims of creditors. The Companies have made no payments of claims, other than their own, as a result of this joint and several liability. The plan of reorganization did not affect Leaseway's ownership of the Companies. Had there been a change in the control of the Companies, there would have been no material effect to these Combined Statements of Earnings.

         On March 13, 1995 Leaseway and Penske Dedicated Logistics ("PDL", a wholly-owned subsidiary of Penske Truck Leasing L.L.P.) entered into an Agreement and Plan of Merger which resulted in Leaseway becoming a wholly-owned subsidiary of PDL in April 1995.

         On July 5, 1996 Leaseway signed an asset purchase agreement committing to sell the operations of the Company and also, at the purchaser's option, to sell substantially all of the assets and transfer certain of the liabilities of the Company and LAP. Less than $200,000 each of the Companies' assets and liabilities were sold and transferred in connection with the consummation of this agreement as of August 1, 1996.

2.       Summary of Significant Accounting Policies.

         Goodwill. Goodwill is being amortized on a straight-line basis using a twenty year life. Amortization of approximately $92,000 is included within corporate allocations for each year in the Combined Statements of Earnings.

         Revenue Recognition. Revenues are recognized as services are provided by employees who are leased to customers. Trade accounts receivable as of December 31, for both 1995 and 1994, include $1.4 million related to earned revenues not billed by those dates.

Leaseway Personnel Corp. and
Leaseway Administrative Personnel, Inc.
Notes to Combined Financial Statements
Years Ended December 31, 1995, 1994 and 1993


         Concentration of Credit Risk and Fair Values. The Company's business is dispersed across industries and the United States. Approximately half of its 1995 revenues were derived from customers involved in manufacturing businesses, about twenty percent being derived from customers in the specialty steel industry. At various times during the past three years, revenues from two customers have exceeded 10% of revenues. These customers are Joseph T. Ryerson & Son (16% for 1995, 14% for 1994 and 12% for 1993) and Abbott Laboratories (10% for each year).

         The Company generally does not require collateral. Ongoing credit evaluations are made with regard to existing, in addition to prospective, customers. Credit losses are recognized when credit evaluations or collection efforts indicate they are necessary. Generally, such losses have not been large and have been within expectations.

         The recorded value of trade accounts receivable and payable approximate fair value.

         Use of Estimates. Preparation of financial statements in conformity with generally accepted accounting principles necessarily requires use of estimation and assumptions which affect reported amounts and disclosures. Actual results could differ from those estimates.

3.       Bankruptcy Reorganization.

         Notwithstanding the confirmation and effectiveness of the plan of reorganization, the bankruptcy court continues to have jurisdiction over resolution of matters that may arise in connection with or relate to that plan. Leaseway's financial statements include an estimate of the total liabilities which remain unpaid or might be allowed for payment under that plan. While there can be no assurance actual amounts of such claims ultimately allowed by the bankruptcy court will not exceed these estimates, Leaseway does not believe any such variance will have a material adverse impact on its financial position or the financial position of its Debtor-subsidiaries, including the Companies.

4.       Income Taxes.

         The Companies' results of operations are included in Leaseway's consolidated U.S. income tax return. Federal income tax expense of the Companies, determined as if each were a separate taxpayer, is settled through the Companies' intercompany accounts with Leaseway.

         There are no significant differences between the book and tax bases of the Companies' assets and liabilities. Other than goodwill amortization, there are no significant financial reporting expenses which are not deductible for federal income tax purposes. The difference between the effective income tax rate derived from the Companies' Combined Statements of Earnings and the statutory federal income tax rate relates to state income taxes, net of federal income tax benefit.

5.       Insurance-related Obligations.

Leaseway Personnel Corp. and
Leaseway Administrative Personnel, Inc.
Notes to Combined Financial Statements
Years Ended December 31, 1995, 1994 and 1993


         Leaseway's primary insurance arrangement, in which the Companies participate, is a combined lines paid-loss program which comprehends both workers' compensation and automobile and general liability exposures. Leaseway obtains this coverage and that for catastrophic exposures and other risks, including coverage required by law or contract, through contracts with insurance providers. These insurance arrangements require Leaseway to obtain and provide insurers letters of credit to secure its obligations under the arrangements.

         Leaseway administers this arrangement, part of which involves engaging a third-party administrator to manage the claims process and make payments to claimants on behalf of subsidiaries participating in the arrangement, including the Companies. Leaseway charges participating subsidiaries for losses covered by this arrangement based on a combination of their loss experience and current business levels. Charges with respect to these coverages totaled $6.2 million in 1995, $6.8 million in 1994 and $7.8 million in 1993, and are included in the cost of personnel services. Fixed and administrative costs of the programs are apportioned based on business levels. Settlement of these amounts are made through intercompany accounts between Leaseway and the Companies.

         Estimates of losses for claims related to the primary insurance program are based on certain actuarial assumptions typically used in the insurance industry. Factors affecting these estimates are numerous and can involve use of projections made by outside insurers and consultants. These estimates typically involve a large number of claims for which costs might develop only over a period of many years, during which time it is not uncommon for individual claim estimates to change a great deal over their life cycle. This extended life cycle and potential for change render estimation especially difficult during the early stages of that cycle.

6.       Other Liabilities.

         Other accrued liabilities consist of the following (in thousands):

                                                                                1995             1994
                                                                                ----             ----
         Accrued state and local taxes                                          $470            $ 543
         Monopolistic states' workers' compensation premiums                     238              258
         Union pension fund contributions                                        305              305
         Union welfare plan contributions                                        378              325
         Self-administered employee health program                               780              700
         Other                                                                   216              280
                                                                              ------           ------
                                                                              $2,387           $2,411
                                                                              ======           ======

7.       Shareholder's Equity.

         The Company is authorized to issue 1,000 shares of $1.00 par value common stock, of which 10 have been issued and are outstanding. LAP is authorized to issue 500 shares of common stock having no par

Leaseway Personnel Corp. and
Leaseway Administrative Personnel, Inc.
Notes to Combined Financial Statements
Years Ended December 31, 1995, 1994 and 1993


value, of which 100 are issued and outstanding. There were no changes in outstanding shares, nor were there any dividends declared or paid, or any additional capital contributions made, during 1995 and 1993. During 1994, the Companies received a capital contribution of $7.5 million from Leaseway, in the form of a reduction in the intercompany payable.

8.       Employee Retirement Plans.

         Union-sponsored Plans. The Company participates in many union-sponsored multiemployer defined benefit plans under various collective bargaining agreements. Periodic payments to these plans are generally based on time worked during the period. Pension expense related to these plans for the years ended December 31, 1995, 1994 and 1993 was $2.3 million, $1.9 million and $2.1 million, respectively.

         Under provisions of the Multiemployer Pension Plan Amendments Act ("MEPPA"), a participating employer could be required to fund all or part of its proportional share of a multiemployer pension plan's unfunded vested benefit obligation should it withdraw from that plan. Also, a partial withdrawal liability can be asserted in certain instances in which a participating employer's contributions to a fund have decreased as a result of declining business and employment levels or for other reasons.

         A number of multiemployer funds filed proofs of claim in connection with Leaseway's reorganization under the bankruptcy code. A claim of one of these funds has been allowed and is being paid as that of a general unsecured creditor. Several others have been expunged or withdrawn, and several others remain to be resolved. Although no assurance can be given, Leaseway believes that, to the extent they are allowed by the bankruptcy court, these remaining claims will be classified as obligations to general unsecured creditors under the plan of reorganization. Leaseway further believes that such will not have a material adverse impact on its financial statements or the financial statements of its debtor-subsidiaries, including the Company.

         Leaseway-sponsored Plan. Substantially all nonunion management, supervisory and staff personnel who conduct the Companies' business participate in a funded nonunion defined benefit pension plan sponsored by Leaseway. Benefits paid under this plan generally are based on years of credited service, levels of preretirement earnings and social security covered compensation. Because the assets of this plan have exceeded the actuarially-determined value of its obligations, the Companies have not been assessed by Leaseway for covered employees' participation since 1993.

9.       Lease Commitments and Rent Expense.

         At December 31, 1995 the Company was lessee under noncancellable lease agreements relating principally to office locations and equipment. Minimum annual rental commitments under these leases are $102,000 in 1996 and $46,000 in 1997. Rent expense, including month-to-month rentals, was $132,000 during 1995, $137,000 during 1994 and $138,000 during 1993.

10.      Related Party Transactions.

Leaseway Personnel Corp. and
Leaseway Administrative Personnel, Inc.
Notes to Combined Financial Statements
Years Ended December 31, 1995, 1994 and 1993

         The Companies are allocated a portion of certain costs incurred and administered centrally by Leaseway. These costs relate principally to common services and programs provided by and through Leaseway, including cash management and other treasury, legal, accounting, audit and other services.
These charges are shown in the Combined Statements of Earnings as corporate allocations. Settlement of these charges is made through intercompany accounts between Leaseway and the Companies. Open account balances between the Companies
and   Leaseway  and  its  other   affiliates   are   non-interest-bearing.

11.      Contingencies.

         Various lawsuits, claims and other proceedings have been or might be instituted or asserted against the Companies in connection with the conduct of their business. The outcome of litigation cannot be predicted with certainty and some lawsuits, claims or proceedings might be disposed of unfavorably. Nevertheless, the Companies believe disposition of matters which are pending or asserted will not have a material adverse effect on their financial statements.

                            LEASEWAY PERSONNEL CORP.
                                       AND
                             LEASEWAY ADMINISTRATIVE
                                PERSONNEL, INC.


          (Wholly-Owned Subsidiaries of Leaseway Transportation Corp.)



--------------------------------------------------------------------------------



                    Combined Financial Statements (Unaudited)


--------------------------------------------------------------------------------



                             Combined Balance Sheets
                          As of June 30, 1996 and 1995


--------------------------------------------------------------------------------



                         Combined Statements of Earnings
                                       and
                        Combined Statements of Cash Flows
                 For the Six Months Ended June 30, 1996 and 1995


--------------------------------------------------------------------------------


                Including Notes to Combined Financial Statements

                            LEASEWAY PERSONNEL CORP.
                                       and
                     LEASEWAY ADMINISTRATIVE PERSONNEL, INC.
          (Wholly-owned Subsidiaries of Leaseway Transportation Corp.)

                   COMBINED STATEMENTS OF EARNINGS (UNAUDITED)

         For the Six Months Ended June 30, 1996 and 1995 (in thousands)



                                             1996      1995


Personnel services revenue                  $51,188   $50,007

Cost of personnel services                   46,057    45,085
                                            -------   -------
Gross profit                                  5,131     4,922


General and administrative expenses           2,296     2,448
                                            -------   -------
Contribution before corporate allocations     2,835     2,474


Corporate allocations                           685       748
                                            -------   -------
Earnings before income taxes                  2,150     1,726

Provision for income taxes                      819       661
                                            -------   -------
Net earnings                                $ 1,331   $ 1,065
                                            =======   =======

             The accompanying Notes to Combined Financial Statements
                    are an integral part of these statements.

                            LEASEWAY PERSONNEL CORP.
                                       and
                     LEASEWAY ADMINISTRATIVE PERSONNEL, INC.
          (Wholly-owned Subsidiaries of Leaseway Transportation Corp.)

                       COMBINED BALANCE SHEETS (UNAUDITED)

                   As of June 30, 1996 and 1995 (in thousands)


                                                                1996       1995
                                     ASSETS
Cash                                                          $    614   $    514

Accounts receivable:
                 Trade and other, less allowance of
                   $160 and $119                                 9,846      8,463

                 Affiliates                                      1,251        335

Goodwill, less accumulated amortization of
                   $912 and $820                                 1,588      1,680

Property, equipment and other assets, net
                   of accumulated depreciation                      30        537
                                                              --------   --------
                 Total Assets                                 $ 13,329   $ 11,529
                                                              ========   ========



                      LIABILITIES AND SHAREHOLDER'S EQUITY


Accounts payable, trade and other                             $    306   $    994

Accrued compensation                                             1,841      1,797

Other accrued liabilities                                        2,043      2,108
                                                              --------   --------
    Total liabilities                                            4,190      4,899
                                                              --------   --------


Shareholder's Equity:

Common Stock                                                         1          1
Additional paid-in capital                                       7,521      7,521
Retained earnings (deficit)                                      1,617       (892)
                                                              --------   --------
Shareholder's equity                                             9,139      6,630
                                                              --------   --------
                 Total Liabilities and Shareholder's Equity   $ 13,329   $ 11,529
                                                              ========   ========

             The accompanying Notes to Combined Financial Statements
                    are an integral part of these statements.

                            LEASEWAY PERSONNEL CORP.
                                       and
                     LEASEWAY ADMINISTRATIVE PERSONNEL, INC.
          (Wholly-owned Subsidiaries of Leaseway Transportation Corp.)

                  COMBINED STATEMENTS OF CASH FLOWS (UNAUDITED)

         For the Six Months Ended June 30, 1996 and 1995 (in thousands)

                                                                          1996       1995
Cash flows provided by (used in) operations:

Net earnings                                                           $ 1,331    $ 1,065

  Operations charges (credits) not using (providing)
                 operations cash flows:

                 Depreciation and amortization, net of gains                54         58

  (Increase) decrease in:

                 Accounts receivable-trade and other                    (1,077)       328
                 Accounts receivable-affiliates                            553       (335)
                 Other assets                                               (3)      (473)

  Increase (decrease) in:

                 Accounts payable-trade and other                         (572)        (8)
                 Accounts payable-affiliates                                         (253)
                 Accrued compensation                                      364        235
                 Other liabilities                                        (343)      (303)

Cash flows provided by (used in) operations                                307        314
Cash, beginning of period                                                  307        200
                                                                       -------    -------
Cash, end of period                                                    $   614    $   514
                                                                       =======    =======

             The accompanying Notes to Combined Financial Statements
                    are an integral part of these statements.

                            LEASEWAY PERSONNEL CORP.
                                       and
                     LEASEWAY ADMINISTRATIVE PERSONNEL, INC.
          (Wholly-owned Subsidiaries of Leaseway Transportation Corp.)
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                For the Six Months Ended June 30, 1996 and 1995
                -----------------------------------------------
                                  (UNAUDITED)


1.       Organization and Basis of Presentation

         Leaseway Personnel Corp. and Leaseway Administrative Personnel, Inc. (collectively, "the Companies") are wholly-owned subsidiaries of Leaseway Transportation Corp. ("Leaseway"). Leaseway Personnel Corp. ("the Company") provides an array of workforce administration services under lease contracts with its customers. Since January 1, 1995, Leaseway Administrative Personnel Inc. ("LAP") has been dedicated to employing most management, supervisory and staff personnel who conduct the Company's business. The accompanying combined financial statements include the accounts of the Company and LAP.

         On December 1, 1992 Leaseway and virtually all of its subsidiaries, including the Companies (the "Debtors"), filed separate voluntary petitions for protection from creditors under Chapter 11 of the United States Bankruptcy Code in the Bankruptcy Court for the Southern District of New York. On September 30, 1993 the Debtors emerged from protection under Chapter 11 pursuant to a confirmed plan of reorganization. Under this plan of reorganization all Debtors share joint and several liability for settlement of prepetition claims of creditors. The Companies have made no payments of claims, other than their own, as a result of this joint and several liability. The plan of reorganization did not affect Leaseway's ownership of the Companies. Had there been a change in the control of the Companies, there would have been no material effect to these Combined Statements of Earnings.

         On March 13, 1995 Leaseway and Penske Dedicated Logistics ("PDL", a wholly-owned subsidiary of Penske Truck Leasing L.L.P.) entered into an Agreement and Plan of Merger which resulted in Leaseway becoming a wholly-owned subsidiary of PDL in April 1995.

         The accompanying unaudited combined financial statements of the Companies reflect normal recurring adjustments which are, in the opinion of management, necessary to fairly state the results of operations, financial position and cash flows for the interim periods presented. These interim combined financial statements should be read in conjunction with the Companies' annual combined financial statements and notes thereto. The results of operations for the six months ended June 30, 1996 are not indicative of results expected for the year ended December 31, 1996.

2.       Subsequent Event

         On July 5, 1996 Leaseway signed an asset purchase agreement committing to sell the operations of the Company and also, at the purchaser's option, to sell substantially all of the assets and transfer certain of the liabilities of the Company and LAP. Less than $200,000 each of the Companies' assets and liabilities were sold and transferred in connection with the consummation of this agreement as of August 1, 1996.

                            EMPLOYEE SOLUTIONS, INC.



--------------------------------------------------------------------------------


                         Pro Forma Financial Statements


--------------------------------------------------------------------------------

                            EMPLOYEE SOLUTIONS, INC.


                         PRO FORMA FINANCIAL STATEMENTS

                                   (UNAUDITED)



The following unaudited pro forma combined balance sheet gives effect to the acquisition of Leaseway Personnel Corp. and Leaseway Administrative Personnel, Inc. (collectively, "Leaseway") as if the transaction had occurred on June 30, 1996. The following unaudited pro forma combined statements of operations for the year ended December 31, 1995 and the six months ended June 30, 1996, combined the historical results of operations of Employee Solutions, Inc. ("Company") and Leaseway and assumed that the acquisition had been effective as of the beginning of each respective period. The acquisition, which was an asset purchase, will be accounted for as a purchase. The pro forma adjustments are based upon the estimated fair value of the assets and liabilities of Leaseway as of June 30, 1996, and are based on preliminary estimates, evaluations and other data which are currently available and may change as a result of information gained subsequent to June 30, 1996.

The pro forma statements of operations are not necessarily indicative of the actual results which would have occurred had the acquisition been consummated at the beginning of such period or of future consolidated operations of the Company and accordingly, does not reflect results that would occur from a change in management and planned restructuring of the operations of Leaseway. The pro forma financial information has been prepared by the Company and all calculations have been made by the Company based upon assumptions deemed appropriate by the Company. Certain of these assumptions are set forth under the notes to the unaudited pro forma combined financial statements. These statements should be read in conjunction with the historical consolidated financial statements and the notes thereto of the Company included in the Company's latest annual report on Form 10-K/A, the Company's latest quarterly report on Form 10-Q and the historical financial statements and the notes thereto of Leaseway filed with this Form 8-K/A.

                            EMPLOYEE SOLUTIONS, INC.

                  PRO FORMA COMBINED BALANCE SHEET (UNAUDITED)
                                  JUNE 30, 1996
                             (Amounts in thousands)

                                                               ASSETS


                                                                                     Pro Forma
                                                      Company       Leaseway         Adjustments        Pro Forma
                                                     ---------    -----------       --------------     ----------
CURRENT ASSETS:
   Cash and cash equivalents                         $  10,718    $       614       $    (614) (a)     $ 10,718
   Restricted cash                                       5,000             -               -              5,000
   Accounts receivable, net                             24,363          9,846          (9,846) (a)       24,363
   Notes receivable, including related parties             475             -               -                475
   Prepaid workers' compensation and other assets        1,525          1,251          (1,227) (a)        1,549
   Deferred income taxes                                   186             -               -                186
                                                     ---------    -----------       ---------          --------
         Total current assets                           42,267         11,711         (11,687)           42,291

PROPERTY AND EQUIPMENT, net                                885             30              (2) (a)          913

OTHER ASSETS, net                                       17,972          1,588          24,458  (c)       44,018
                                                     ---------    -----------       ---------          --------
         Total assets                                $  61,124    $    13,329       $  12,769          $ 87,222
                                                     =========    ===========       =========          ========



                                                LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
   Bank overdraft                                    $   1,604    $        -        $      -           $  1,604
   Accrued salaries, wages and payroll taxes            16,064          1,841          (1,791) (a) (b)   16,114
   Other accrued liabilities                             5,408          2,043             715  (a) (b)    8,166
   Accounts payable                                      1,637            306            (306) (a)        1,637
                                                     ---------    -----------       ---------          --------
         Total current liabilities                      24,713          4,190          (1,382)           27,521

LINE OF CREDIT                                              -              -           23,290  (d)       23,290

DEFERRED INCOME TAXES                                       43             -               -                 43
                                                     ---------    -----------       ---------          --------

         Total liabilities                              24,756          4,190          21,908            50,854
                                                     ---------    -----------       ---------          --------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY (DEFICIT):
   Class A convertible preferred stock, non-voting
     no par value, 10,000,000 shares authorized,
     0 shares issued and outstanding                        -              -               -                 -

   Common stock, no par value, 75,000,000
     shares authorized, 30,505,754 shares issued
     and outstanding                                    26,562              1              (1) (c)       26,562

   Additional paid-in capital                               -           7,521          (7,521) (c)           -

   Retained earnings                                     9,806          1,617          (1,617) (c)        9,806
                                                     ---------    -----------       ---------          --------
         Total stockholders' equity                     36,368          9,139          (9,139)           36,368
                                                     ---------    -----------       ---------          --------
         Total liabilities and stockholders' equity  $  61,124    $    13,329       $  12,769          $ 87,222
                                                     =========    ===========       =========          ========

 The accompanying notes to the unaudited pro forma combined financial statements are an integral part of this unaudited combined balance sheet.

                            EMPLOYEE SOLUTIONS, INC.


             PRO FORMA COMBINED STATEMENT OF OPERATIONS (UNAUDITED)
                         SIX MONTHS ENDED JUNE 30, 1996
                    (Amounts in thousands, except share data)

                                                                                     Pro Forma
                                                        Company        Leaseway      Adjustments       Pro Forma
                                                        -------        --------      -----------       ---------
Revenues                                             $   164,942     $    51,188    $        -      $      216,130

Cost of revenues                                         148,446          46,057             -             194,503
                                                     -----------     -----------    ------------    --------------
         Gross profit                                     16,496           5,131             -              21,627

Selling, general and administrative
   expenses                                                7,629           2,981             388 (a)       10,998

Other expense (income), net                                 (403)             -              919 (b)           516
                                                     -----------     -----------    ------------    --------------

Income (loss) before provision for
   income taxes                                            9,270           2,150         (1,307)            10,113

Income tax provision                                       3,801             819           (536)(c)          4,084
                                                     -----------     -----------    -----------     --------------

Net income (loss)                                    $     5,469     $     1,331    $      (771)    $        6,029
                                                     ===========     ===========    ===========     ==============

Net income (loss) per common share

     Primary                                        $        .17                                     $        .19
                                                    ============                                     ============

     Fully Diluted                                  $        .17                                     $        .19
                                                    ============                                     ============

Weighted average number of common
   and common equivalent shares
   outstanding

     Primary                                           32,200,621                                       32,200,621
                                                       ==========                                       ==========
     Fully Diluted                                     32,276,888                                       32,276,888
                                                       ==========                                       ==========

 The accompanying notes to the unaudited pro forma combined financial statements are an integral part of this unaudited combined statement.

                            EMPLOYEE SOLUTIONS, INC.


             PRO FORMA COMBINED STATEMENT OF OPERATIONS (UNAUDITED)
                          YEAR ENDED DECEMBER 31, 1995
                    (Amounts in thousands, except share data)

                                                                                    Pro Forma
                                                        Company       Leaseway      Adjustments        Pro Forma
                                                        -------       --------      -----------        ---------
Revenues                                            $     164,455    $    98,390    $        -      $      262,845

Cost of revenues                                          150,675         88,678             -             239,353
                                                    -------------    -----------    -----------     --------------

         Gross profit                                      13,780          9,712             -              23,492

Selling, general and administrative
   expenses                                                 7,608          6,081            868 (a)         14,557

Other expense (income), net                                  (509)            -           1,840 (b)          1,331
                                                    -------------    -----------    -----------     --------------

Income (loss) before provision for
   income taxes                                             6,681          3,631         (2,708)             7,604

Income tax provision                                        2,846          1,389          (1,110) (c)        3,125
                                                    -------------    -----------    -----------     --------------

Net income (loss)                                   $       3,835    $     2,242    $    (1,598)    $        4,479
                                                    =============    ===========    ===========     ==============

Net income (loss) per common share

     Primary                                        $         .16 (d)                               $         .18 (d)
                                                    =============                                   =============

     Fully Diluted                                  $         .14 (d)                               $         .16 (d)
                                                    =============                                   =============

Weighted average number of common
   and common equivalent shares
   outstanding

     Primary                                           23,506,782 (d)                                 23,506,782 (d)
                                                       ==========                                     ==========

     Fully Diluted                                     26,430,586 (d)                                 26,430,586 (d)
                                                       ==========                                     ==========

 The accompanying notes to the unaudited pro forma combined financial statements are an integral part of this unaudited combined statement.

                            EMPLOYEE SOLUTIONS, INC.


                      NOTES TO UNAUDITED PRO FORMA COMBINED
                              FINANCIAL STATEMENTS





The pro forma adjustments reflected in the pro forma combining financial statements give effect to the following:

Pro Forma Combined Balance Sheet:

     (a) To eliminate assets not purchased and liabilities not assumed by the Company.

     (b) To reflect those additional liabilities assumed by the Company.

     (c) To record the excess of the purchase price over the estimated fair value of the net assets of Leaseway Personnel Corp. and Leaseway Administrative Personnel (collectively "Leaseway") acquired by the Company ($25,746,000), to eliminate the existing net goodwill resulting from the Leaseway Transportation Corp. purchase of Leaseway ($1,588,000) and to record transaction costs related to the acquisition of Leaseway by the Company ($300,000).

     (d) To record line of credit borrowings drawn to finance the acquisition.

Pro Forma  Combined  Statement of  Operations  for the Six Months Ended June 30,
1996:

     (a) To reflect the elimination of the existing amortization of the goodwill resulting from the Leaseway Transportation Corp. purchases of Leaseway of ($46,000) and to record amortization of goodwill, using a 30 year period, arising out of the acquisition of Leaseway by the Company ($434,000).

     (b) To reflect interest expense ($919,000) on the line of credit used in financing the acquisition. Interest on the line accrues at LIBOR plus 250 basis points (approximately 7.9%).

     (c) To reflect the decrease of the income tax provision based on the pro forma results of operations.

Pro Forma Combined Statement of Operations for the Year Ended December 31, 1995:

     (a) To reflect the elimination of the existing amortization of the goodwill resulting from the Leaseway Transportation Corp. purchases of Leaseway ($92,000) and to record amortization of goodwill, using a 30 year period, arising out of the acquisition of Leaseway by the Company ($868,000).

     (b) To reflect interest expense ($1,840,000) on the line of credit used in financing the acquisition. Interest on the line accrues at LIBOR plus 250 basis points (approximately 7.9%).

     (c) To reflect the decrease of the income tax provision based on the pro forma results of operations.

     (d) On December 18, 1995 and June 26, 1996, the Board of Directors of the Company authorized two-for-one common stock splits, effected in the form of 100% stock dividends, effective on January 16, 1996 and July 26, 1996, respectively, to shareholders of record at the close of business on January 2, 1996 and July 12, 1996, respectively. All per share amounts and numbers of shares, including options and warrants, have been restated to reflect these splits. The earnings per share calculation reflects adjustments to net income to reflect amortization of contingent goodwill related to certain prior transactions.